EXHIBIT 99.3
                                                                   ------------

                                  Nestor, Inc.
                              400 Massasoit Avenue
                                   Suite 200
                           East Providence, RI 02914
                               Ph: (401) 434-5522
                              Fax: (401) 434-5809
                                 www.nestor.com



FOR IMMEDIATE RELEASE


CONTACT:   Nigel P. Hebborn, President
           (401) 434-5522 ext. 714



                     NESTOR STOCK TO TRADE UNDER NEW SYMBOL
                     --------------------------------------


PROVIDENCE, RI - April 18, 2003 - Nestor, Inc. (OTCBB: NEST) announced today that its common stock will begin trading post-split under its new trading symbol, "NESO", effective Monday, April 21, 2003. The Company's common stock has been assigned CUSIP 641074 50 5, and will continue to be traded on the OTC Bulletin Board.

Nestor, Inc., through its wholly owned subsidiary, Nestor Traffic Systems, is an emerging leader in providing innovative, video-based monitoring systems and services for traffic safety. Its products incorporate Nestor's patented image processing technology into intelligent, real-time solutions that promote traffic efficiency and intersection safety.

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